February 2, 2017

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02111

Attention: Steven C. Bennett, Vice President and Senior Counsel

RE:	Schwab Investments

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement between us dated as of October 17, 2005, as amended and supplemented (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of:

(1)	creation of Schwab U.S. Aggregate Bond Index Fund; and

(2)	creation of Schwab Short-Term Bond Index Fund

In accordance with Section 18.6 of the Agreement, we request that you act as Custodian with respect to Schwab U.S. Aggregate Bond Index Fund and Schwab Short-Term Bond Index Fund. A revised Appendix A to the Agreement is attached hereto. In connection with such request, we hereby confirm to you, as of the date hereof, the representations and warranties set forth in Section 18.7 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to us and retaining one copy for your records.

Very truly yours,

SCHWAB INVESTMENTS

By:	/s/ George Pereira
Name:	George Pereira
Title:	Chief Operating Officer & Sr. Vice President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

AMENDED APPENDIX A

(Effective February 23, 2017)

TO THE

AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

THE CHARLES SCHWAB FAMILY OF FUNDS

Schwab Money Market Fund

Schwab Value Advantage Money Fund

Schwab Retirement Advantage Money Fund

Schwab Investor Money Fund

Schwab Government Money Fund

Schwab U.S. Treasury Money Fund

Schwab Municipal Money Fund

Schwab California Municipal Money Fund

Schwab New York Municipal Money Fund

Schwab AMT Tax-Free Money Fund

Schwab Massachusetts Municipal Money Fund

Schwab Pennsylvania Municipal Money Fund

Schwab New Jersey Municipal Money Fund

Schwab Cash Reserves

Schwab Advisor Cash Reserves

Schwab Treasury Obligations Money Fund

Schwab Variable Share Price Money Fund

Schwab Retirement Government Money Fund

SCHWAB INVESTMENTS

Schwab 1000 Index Fund

Schwab Short-Term Bond Market Fund

Schwab Total Bond Market Fund

Schwab GNMA Fund

Schwab Tax-Free Bond Fund

Schwab California Tax-Free Bond Fund

Schwab Treasury Inflation Protected Securities Index Fund

Schwab Intermediate-Term Bond Fund

Schwab U.S. Aggregate Bond Index Fund

Schwab Short-Term Bond Index Fund

SCHWAB CAPITAL TRUST

Schwab Core Equity Fund

Schwab Hedged Equity Fund

Laudus International MarketMasters Fund

Laudus Small-Cap MarketMasters Fund

Schwab Balanced Fund Schwab Fundamental US Small Company Index Fund

Schwab Fundamental US Large Company Index Fund

Schwab Monthly Income Fund - Moderate Payout

Schwab Monthly Income Fund - Enhanced Payout

Schwab Monthly Income Fund - Maximum Payout

Schwab International Core Equity Fund

SCHWAB ANNUITY PORTFOLIOS

Schwab Government Money Market Portfolio

SCHWAB STRATEGIC TRUST

Schwab U.S. Broad Market ETF

Schwab U.S. Large-Cap ETF

Schwab U.S. Large-Cap Growth ETF

Schwab U.S. Large-Cap Value ETF

Schwab U.S. Small-Cap ETF

Schwab International Equity ETF

Schwab International Small-Cap Equity ETF

Schwab Emerging Markets Equity ETF

Schwab U.S. TIPS ETF

Schwab Short-Term U.S. Treasury ETF

Schwab Intermediate-Term U.S. Treasury ETF

Schwab U.S. REIT ETF

Schwab U.S. Mid-Cap ETF

Schwab U.S. Aggregate Bond ETF

Schwab U.S. Dividend Equity ETF

Schwab Fundamental U.S. Broad Market Index ETF

Schwab Fundamental U.S. Large Company Index ETF

Schwab Fundamental U.S. Small Company Index ETF

Schwab Fundamental International Large Company Index ETF

Schwab Fundamental International Small Company Index ETF

Schwab Fundamental Emerging Markets Large Company Index ETF